EXHIBIT 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 24, 1997 incorporated by reference in COMFORCE Corporation's Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.

                                                /s/ Arthur Andersen LLP


Seattle, Washington
 July 23, 1997